SUB-ITEM 77Q1:
Exhibits

AMENDMENT
#25
TO THE
RESTATE
D AND
AMENDE
D
DECLARATION
OF TRUST

FEDERATED
INCOME
SECURITIES
TRUST
Dated May 19,
2000

	This
Declaration of
Trust is
amended as
follows:

       Strike
the first
paragraph of
Section 5 ?
Establishment
and
Designation of
Series or Class
of Article III ?
BENEFICIAL
INTEREST
from the
Declaration of
Trust and
substitute in its
place the
following:

	"Sectio
n 5.
Establi
shment
and
Design
ation
of
Series
or Clas
s.
Witho
ut
limitin
g the
authori
ty of
the
Truste
es set
forth
in
Article
XII,
Sectio
n 8,
inter
alia, to
establi
sh and
design
ate any
additio
nal
Series
or
Class
or to
modify
the
rights
and
prefere
nces of
any
existin
g
Series
or
Class,
the
Series
and
Classe
s of the
Trust
are
establi
shed
and
design
ated
as:
Federated
Capital Income
Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Class R
Shares
Institutional
Shares
Federated
Floating Rate
Strategic
Income Fund
Class A Shares
Class C Shares
Institutional
Shares
Federated
Fund for U. S.
Government
Securities
Class A Shares
Class B Shares
Class C Shares
Federated
Unconstrained
Bond Fund
Class A Shares
Class C Shares
Institutional
Shares
Federated
Intermediate
Corporate
Bond Fund
Service Shares
Institutional
Shares
Federated
Muni and
Stock
Advantage
Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Institutional
Shares
Federated
Prudent
DollarBear
Fund
Class A Shares
Class C Shares
Institutional
Shares


Federated Real
Return Bond
Fund
Class A Shares
Class C Shares
Institutional
Shares
Federated
Short-Term
Income Fund
Class A Shares
Class Y Shares
Service Shares
Institutional
Shares

	The
undersigned
hereby certify
that the above
stated
Amendment is
a true and
correct
Amendment to
the Declaration
of Trust, as
adopted by the
Board of
Trustees at a
meeting on the
17th day of
May, 2013, to
become
effective on
the 25th day of
June, 2013.

	WITNESS
the due execution
hereof this 17th day
of May, 2013.



/s/ John
F.
Donahue
/s/ Peter
E.
Madde
n
John F.
Donahue
Peter E.
Madde
n




/s/ John
F.
Cunning
ham
/s/
Charles
F.
Mansfi
eld, Jr.
John F.
Cunning
ham
Charles
F.
Mansfi
eld, Jr.




/s/ J.
Christop
her
Donahue
/s/
Thomas
M.
O?Neill
J.
Christop
her
Donahue
Thomas
M.
O?Neill




/s/
Maureen
Lally-
Green
/s/ John
S.
Walsh
Maureen
Lally-
Green
John S.
Walsh














SUB-ITEM 77Q1:
Exhibits
AMENDMENT
#13
TO THE BY-
LAWS
OF
FEDERATED
INCOME
SECURITIES
TRUST
Effective June 1,
2013

	Strike
Section 5.  Powers
of Executive
Committee from
ARTICLE III -
POWERS AND
DUTIES OF THE
EXECUTIVE AND
OTHER
COMMITTEES
and replace with the
following:

	Section 5.
Powers of
Executive
Committee.
During the
intervals between
the Meetings of
the Trustees, the
Executive
Committee,
except as limited
by the By-Laws of
the Trust or by
specific directions
of the Trustees,
shall possess and
may exercise all
the powers of the
Trustees in the
management and
direction of the
business and
conduct of the
affairs of the Trust
in such manner as
the Executive
Committee shall
deem to be in the
best interests of
the Trust, and
shall have power
to authorize the
Seal of the Trust
(if there is one) to
be affixed to all
instruments and
documents
requiring the
same.
Notwithstanding
the foregoing, the
Executive
Committee shall
not have the
power to elect or
remove Trustees,
increase or
decrease the
number of
Trustees, elect or
remove any
Officer, issue
shares or
recommend to
shareholders any
action requiring
shareholder
approval.


      	Ins
ert the following
into ARTICLE
VIII,
AGREEMENTS,
CHECKS,
DRAFTS,
ENDORSEMENT
S, ETC. and
renumber the
remaining
sections
accordingly:
	Section 2.
Delegation of
Authority
Relating to
Dividends.  The
Trustees or the
Executive
Committee may
delegate to any
Officer or Agent
of the Trust the
ability to
authorize the
payment of
dividends and the
ability to fix the
amount and other
terms of a
dividend
regardless of
whether or not
such dividend has
previously been
authorized by the
Trustees.

	The title of
ARTICLE VIII is
deleted and
replaced as
follows:
?AGREEMENTS,
CERTAIN
DELEGATION,
CHECKS,
DRAFTS,
ENDORSEMENT
S, ETC.?